CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event:  November 3, 2010

(date of earliest event reported)

GREEN ENDEAVORS, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation or organization)

000-54018 (Commission File Number)	27-3270121 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101

(Address of principal executive offices)

(801) 575-8073

(Registrant's telephone number, including area code)

ITEM 3.02        UNREGISTERD SALES OF EQUITY SECURITIES

On November 3, 2010, the Company authorized the issuance of 16,666 shares of Series B Preferred Stock to Desert Vista Capital LLC in exchange for $25,000 pursuant to the terms and conditions of a stock purchase agreement. The transaction was handled as a private sale exempt from registration under Section 4(6) of the Securities Act of 1933.

On November 9, 2010, the Company authorized the issuance of 16,666 shares of Series B Preferred Stock to Desert Vista Capital LLC in exchange for $25,000 pursuant to the terms and conditions of a stock purchase agreement. The transaction was handled as a private sale exempt from registration under Section 4(6) of the Securities Act of 1933.

On November 9, 2010, the Company authorized the issuance of 16,666 shares of Series B Preferred Stock to Microcap Innovations LLC in exchange for $25,000 pursuant to the terms and conditions of a stock purchase agreement. The transaction was handled as a private sale exempt from registration under Section 4(6) of the Securities Act of 1933.

ITEM 9.01     Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

10(xii)	3	Stock Purchase Agreement dated November 3, 2010, with Desert Vista Capital LLC. for the purchase of 16,666 shares of Series B Preferred Stock

10(xiii)	8	Stock Purchase Agreement dated November 8, 2010, with Desert Vista Capital LLC. for the purchase of 16,666 shares of Series B Preferred Stock

10(xiv)	13	Stock Purchase Agreement dated November 8, 2010, with Microcap Innovations LLC. for the purchase of 16,666 shares of Series B Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 18th day of November, 2010.

 Green Endeavors, Inc.

                                                                                      /s/ Richard Surber                       .

Richard Surber, CEO & President